UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 5, 2008

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ENERGY KING, INC.
(Exact Name of Issuer as Specified in its Charter)

Nevada	0-27454	20-3161375
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1929 Main Street, Suite 106, Irvine, CA 92614
(Address of principal executive offices)

(949) 468-4444
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective as of December 1, 2008 Energy King, Inc. (“Energy King”) entered into an Asset Purchase Agreement with American Residential Services, LLC to sell all of the assets of Heating & Air Conditioning Services, Inc., a Massachusetts corporation (“HACS”) and a subsidiary of Energy King, including assets of every type and description that are owned, leased or licensed by  HACS and used or held in connection with the business including accounts receivable, books and records, contracts and commitments, customer lists, inventory, intellectual property and various agreements as more fully set forth in the contract.

The purchase price was $477,463.77 payable in various installments in addition to an amount equal to 10 percent of the “non-Home-Depot” related revenue generated by the purchaser between December 1, 2008 and November 30, 2008 not to exceed $500,000.00. There is no material relationship between the purchaser and Energy King or any of its officers, directors or affiliates.  A copy of the executed contract is attached hereto as Exhibit 2.1 and incorporated by reference as though set out in full.

Item 9.01 Financial Statements and Exhibits.

Exhibit #	Description
2.1	Asset Purchase Agreement dated December 1, 2008

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENERGY KING, INC.

December 5, 2008	By: /s/ Larry Weinstein
Larry Weinstein
Corporate Secretary